UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

              Date of Report (date of earliest event reported): June 25, 2015


                               CEL-SCI CORPORATION
                      ------------------------------------
             (Exact name of Registrant as specified in its charter)



      Colorado                        0-11503                  84-0916344
----------------------------     ---------------------     --------------------
(State or other jurisdiction     (Commission File No.)       (IRS Employer
    of incorporation)                                       Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
                ------------------------------------------------
          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code: (703) 506-9460


                                       N/A
                         -----------------------------
          (Former name or former address if changed since last report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On June 25, 2015, the Company, pursuant to the provisions of its Non-Qualified Stock Option Plan, granted options to the following officers and/or directors upon the terms shown below:

                       Shares Issuable
                        Upon Exercise       Exercise          Expiration
Name                     of Option (1)       Price               Date
----                   ---------------      --------          ---------

Maximilian de Clara        125,000           $0.66            6/21/2025
Peter Young                125,000           $0.66            6/21/2025
Alexander Esterhazy        125,000           $0.66            6/21/2025
Bruno Baillavoine          125,000           $0.66            6/21/2025

(1) Options to purchase the first 41,667 shares will be exercisable on June 22, 2016, options to purchase the next 41,667 shares will be exercisable on June 22, 2017 and options to purchase the remaining 41,666 shares will be exercisable on June 22, 2018. If the option holder ceases to be a director for any reason prior to June 22, 2018, then any options which are not then exercisable will expire.

     The grant of the options was approved by the Company's Compensation Committee and board of directors.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 29, 2015                  CEL-SCI CORPORATION



                                      By: /s/ Patricia B. Prichep
                                          -------------------------------------
                                          Patricia B. Prichep
                                          Senior Vice President of Operations